Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES FIRST QUARTER 2010 RESULTS

First Quarter Summary

•                  First quarter AFFO loss per share of $(0.41).

•                  NorthStar has a strong liquidity position with $214 million available liquidity at March 31, 2010.

•                  First quarter 2010 cash dividend of $0.10 per common share.

•                  All of NorthStar’s CDOs continue to comply with their respective overcollateralization and interest coverage tests.

•                  NorthStar’s commercial real estate securities portfolio appreciated by $99 million during the first quarter.

•                  NorthStar broker-dealer, NRF Capital Markets, has been duly registered with the SEC and approved as a member of FINRA.

NEW YORK, NY, May 6, 2010 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter ended March 31, 2010.

First Quarter 2010 Results

NorthStar reported adjusted funds from operations (“AFFO”) for the first quarter 2010 of $(0.41) per share compared with $0.31 per share for the first quarter 2009.  AFFO for the first quarter 2010 was $(33.9) million compared with $22.6 million for the first quarter 2009.  Net loss to common stockholders for the first quarter 2010 was $(24.9) million, or $(0.33) per share, compared to net income of $84.6 million, or $1.32 per share for the first quarter 2009. Realized gains totaled $1.4 million for the first quarter 2010, compared to $36.9 million for the first quarter 2009. First quarter 2010 net income includes $19.5 million of unrealized gains, relating to non-cash mark-to-market adjustments, compared to $91.8 million of unrealized gains for the first quarter 2009, relating to non-cash mark-to-market adjustments.  The non-cash mark-to-market gains and losses are excluded from AFFO.

On January 1, 2010, NorthStar adopted recent Financial Accounting Standards Board (“FASB”) guidance resulting in NorthStar consolidating four of its previously off-balance sheet CDO financings, which are referred to as N-Star I, II, III and V.  NorthStar elected the fair value option of accounting for the available for sale securities and bonds payable of these financings.  Adoption of the FASB guidance resulted in a positive adjustment to January 1, 2010 diluted GAAP book value totaling $180 million.

At March 31, 2010, diluted GAAP book value per common share was $15.40.  For a reconciliation of net income to AFFO and calculations of return on average common book equity and diluted book value per common share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “NorthStar’s first quarter results reflect the continuing difficult commercial real estate market conditions.  Although we are now seeing some positive economic data and new issue activity in the CMBS markets, we believe that we are in the early stages of an economic recovery and still expect commercial real estate to lag the recovery through 2010.  Our real estate loan portfolio continues to reflect challenging credit conditions while at the same time spreads on CMBS that we own have tightened and our portfolio has increased in value since year end.”

Mr. Hamamoto continued, “We continue to implement our asset management initiatives and are optimistic about new capital raising prospects in the non-traded REIT sector.  NorthStar Income Opportunity REIT I, an unregistered and unlisted REIT sponsored and advised by NorthStar, broke escrow during the first quarter and we expect that NorthStar Real Estate Income Trust, a NorthStar sponsored REIT which filed a $1.1 billion registration statement, should be declared effective shortly.  NRF Capital Markets, our broker dealer subsidiary is now registered with the SEC, and we have a team of over a dozen professionals who are experienced and recognized leaders in the non-traded REIT industry. Consequently, we expect to see an increase in capital raising velocity as our wholesaler organization becomes involved in distribution of this product.”

Investment Summary

During the first quarter 2010, NorthStar funded $10 million relating to prior period loan commitments and received $24 million of loan repayments, including $10 million related to two full loan payoffs and $10 million related to the foreclosure and sale of a $15 million first mortgage loan. NorthStar acquired, during the first quarter 2010, $87 million of securities having a par amount of $120 million and having an average A/A2 credit rating, and received $29 million of proceeds from sales of securities. No net lease properties were acquired during the first quarter 2010.

NorthStar had approximately $6.8 billion of assets under management at March 31, 2010 based on book value (exclusive of the related reserve amounts) of loans, par of securities, and purchase prices of owned real estate assets.

Financing and Liquidity

Total available liquidity at March 31, 2010 was approximately $214 million, including $117 million of unrestricted cash and cash equivalents, and $97 million of uninvested and available cash in NorthStar’s CDO financings. At March 31, 2010 NorthStar’s only non-discretionary future funding obligations relate to existing loan commitments and totaled approximately $69 million.  As of March 31, 2010, approximately $62 million have committed financing sources in our CDOs or from bank debt and NorthStar expects to have unrestricted cash needs of just $7 million for these obligations.

At March 31, 2010, NorthStar had $387 million outstanding under its secured term facilities and $129 million of corporate exchangeable senior notes.  The weighted-average cost of NorthStar’s on-balance sheet debt was 2.65% at March 31, 2010.

Risk Management

During the first quarter 2010, NorthStar did not add any assets to its non-performing loan (NPL) status.  As of March 31, 2010, five of NorthStar’s loans were on NPL status. These loans represent $84 million, or 4.2% of total loans, compared to six loans representing $99 million or 4.9% of total loans as of December 31, 2009.  NorthStar designates a loan as non-performing at such time as the loan becomes 90 days delinquent on contractual debt service payments or the loan has a maturity default.

For the three months ended March 31, 2010, NorthStar recorded $37 million of credit loss provisions relating to eight loans and recorded a $1 million credit for a loan sold in April 2010 for more than its carrying value at the time of sale. The first quarter 2010 credit loss provision includes $7 million relating to a $39 million performing available for sale mezzanine loan which was sold in April 2010.  During March 2010 NorthStar foreclosed on a $15 million defaulted first mortgage loan backed by hotel collateral and NorthStar subsequently sold the hotel for approximately $10 million.  In prior periods NorthStar had recorded $5 million of credit loss reserves for this asset and it was a NPL at December 31, 2009.  As of March 31, 2010, loan loss reserves totaled $109 million and related to 12 loans having an aggregate $311 million book value (exclusive of the related reserve).

NorthStar’s securities portfolio had one upgrade action for $5 million and 145 downgrades representing $0.7 billion of securities during the first quarter 2010.  NorthStar reports all current rating actions issued by each agency independently of actions issued during prior quarters. As of March 31, 2010 the average credit rating of NorthStar’s real estate securities was BB/Ba2, with approximately 59% having a vintage prior to 2006 based on the face value of the securities.  During the first quarter 2010, Fitch downgraded several classes of notes issued by N-Star I, II, V, VI, VII, VIII, and IX, seven of NorthStar’s CDO financings. In addition, several classes of N-Star IV and IX, two of NorthStar’s CDO financings, were downgraded during the first quarter by Moody’s and S&P, respectively. Rating agency actions associated with NorthStar’s issued CDO financings have no impact on the payment terms of such debt.

As of March 31, 2010, NorthStar’s net lease portfolio was 89% leased and net lease assets have a 7.4-year weighted average remaining lease term.  For more information regarding the core net lease assets (exclusive of healthcare net leased real estate), please refer to the tables on the following pages.

Andrew C. Richardson, chief financial officer and treasurer, stated, “Credit risk and liquidity management remain our top priorities.  During the first quarter the high volume of credit ratings downgrade actions, which we had been expecting since 2009, finally hit our real estate securities portfolio.  Notwithstanding these actions, our securities CDOs continue to comply with their collateral and interest coverage tests.  Our pro-active management of this portfolio and the opportunistic purchases of discounted securities in 2009 provided increased credit enhancement which cushioned the impact of ratings downgrades and created potential long term value. At March 31, 2010 all of our CDO financings continue to meet their interest and overcollateralization coverage tests.”

Stockholder’s Equity and Dividends

At March 31, 2010, NorthStar had 82,229,885 total shares and operating partnership units outstanding, and $97 million of non-controlling interest relating to its operating partnership. Book value per diluted common share was $15.40 at March 31, 2010. Exclusive of all unrealized mark-to-market adjustments, credit loss reserves, and accumulated depreciation, book value at March 31, 2010 would be $8.02 per diluted common share. For a calculation of book value per diluted common share, please refer to the table on the following pages.

On April 20, 2010, NorthStar announced that its Board of Directors declared a dividend of $0.10 per share of common stock, payable with respect to the quarter ended March 31, 2010.  The dividend will be paid on May 14, 2010 to shareholders of record as of the close of business on May 4, 2010.

Earnings Conference Call

NorthStar will hold a conference call to discuss first quarter 2010 financial results on Thursday May 6, 2010, at 10:00 AM Eastern time. Hosting the call will be David Hamamoto, chairman, president and chief executive officer, and Andrew Richardson, chief financial officer and treasurer.  The Company will post on its website, www.nrfc.com, a March 31, 2010 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-941-2928 or for international callers, by dialing 480-629-9725.

A replay of the call will be available one hour after the call through Thursday May 13, 2010 by dialing 800-406-7325 or 303-590-3030 for international callers, using pass code 4282012.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that primarily originates and invests in commercial real estate debt, real estate securities and net lease properties.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
	(unaudited)	(unaudited)
Revenues and other income:
Interest income	$57,575	$36,781
Interest income — related parties	621	4,507
Rental and escalation income	21,780	25,176
Advisory and management fee income — related parties	518	1,691
Other revenue	1,055	168
Total revenues	81,549	68,323
Expenses:
Interest expense	32,073	33,187
Real estate properties — operating expenses	1,769	2,127
Asset management fees — related parties	466	853
Provision for loan losses	36,316	21,462
General and administrative:
Salaries and equity-based compensation (1)	16,532	11,610
Auditing and professional fees	2,940	2,261
Other general and administrative	4,012	3,568
Total general and administrative	23,484	17,439
Depreciation and amortization	8,483	14,285
Total expenses	102,591	89,353
(Loss) from operations	(21,042)	(21,030)
Equity in earnings/(loss) of unconsolidated ventures	1,349	(4,418)
Unrealized (loss)/gain on investments and other	(1,843)	90,661
Realized gain on investments and other	1,433	36,913
(Loss)/income from continuing operations	(20,103)	102,126
Income from discontinued operations	—	605
Consolidated net (loss)/income	(20,103)	102,731
Net income (loss) attributable to the non-controlling interests	411	(12,864)
Preferred stock dividends	(5,231)	(5,231)
Net (loss)/income per common share attributable to NorthStar Realty Finance Corp. common stockholders	$(24,923)	$84,636
Net (loss)/income per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.33)	$1.32
Weighted average number of shares of common stock:
Basic	75,068,654	64,348,264
Diluted	82,217,223	72,255,413

(1) The three months ended March 31, 2010 and 2009 include $5,058 and $5,144 of equity-based compensation expense, respectively.  The three months ended March 31, 2010 includes $3,583 of cash compensation expense and $1,014 of equity based compensation expense relating to a separation and consulting agreement with a former executive.

NorthStar Realty Finance Corp.

Consolidated Balance Sheets

($ in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS:
Cash and cash equivalents	$116,771	$138,928
Restricted cash (includes $87,895 and $74,453 from consolidated VIEs, respectively)	135,381	129,180
Operating real estate — net	963,228	978,902
Available for sale securities, at fair value (includes $1,198,123 and $283,184 from consolidated VIEs, respectively)	1,249,484	336,220
Real estate debt investments, net (includes $1,282,138 and $1,356,038 from consolidated VIEs, respectively)	1,864,790	1,936,482
Real estate debt investments, held-for-sale (includes $40,515 and $- from consolidated VIEs, respectively)	40,515	611
Investments in and advances to unconsolidated ventures	40,178	38,299
Receivables, net of allowance of $103 in 2010 and $1,349 in 2009 (includes net $17,777 and $7,421 from consolidated VIEs, respectively)	25,061	17,912
Unbilled rents receivable	10,730	10,206
Derivative instruments, at fair value (includes $57 and $- from consolidated VIEs, respectively)	57	—
Deferred costs and intangible assets, net	57,446	57,551
Other assets (includes $3,454 and $2,888 from consolidated VIEs, respectively)	24,174	25,273
Total assets	$4,527,815	$3,669,564

LIABILITIES:
Mortgage notes and loans payable	796,648	795,915
Exchangeable senior notes	126,204	125,992
Bonds payable, at fair value (includes $1,178,610 and $584,615 from consolidated VIEs, respectively)	1,178,610	584,615
Secured term loans	386,952	368,865
Liability to subsidiary trusts issuing preferred securities, at fair value	190,846	167,035
Obligations under capital leases	3,519	3,527
Accounts payable and accrued expenses (includes $5,025 and $1,631 from consolidated VIEs, respectively)	26,847	30,071
Escrow deposits payable (includes $28,410 and $28,608 from consolidated VIEs, respectively)	39,261	39,461
Derivative liability, at fair value (includes $124,563 and $46,187 from consolidated VIEs, respectively)	147,447	67,044
Other liabilities (includes $387 and $358 from consolidated VIEs, respectively)	26,584	28,399
Total liabilities	2,922,918	2,210,924

EQUITY:
NorthStar Realty Finance Corp. Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 7,600,000 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 75,425,755 and 74,882,600 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	754	749
Additional paid-in capital	668,441	662,805
Retained earnings	550,439	460,915
Accumulated other comprehensive loss	(50,595)	(92,670)
Total NorthStar Realty Finance Corp. Stockholders’ Equity	1,410,411	1,273,171
Non-controlling interest	194,486	185,469
Total equity	1,604,897	1,458,640
Total liabilities and stockholders’ equity	$4,527,815	$3,669,564

	Three Months Ended
	March 31,
	2010	2009
Funds from Operations:
(Loss)/income from continuing operations	$(20,103)	$102,126
Non-controlling interest in joint ventures	(1,962)	(2,464)
Consolidated net (loss)/income before non-controlling interest in operating partnership	(22,065)	99,662
Adjustments:
Preferred stock dividends	(5,231)	(5,231)
Depreciation and amortization	8,483	14,285
Funds from discontinued operations	—	1,134
Real estate depreciation and amortization — unconsolidated ventures	237	247
Funds from Operations	(18,576)	110,097

Adjusted Funds from Operations:
Funds from Operations	$(18,576)	$110,097
Straight-line rental income, net	(546)	(472)
Straight-line rental income and fair value lease revenue, unconsolidated ventures	(26)	(32)
Amortization of equity-based compensation	5,058	5,144
Amortization of above/below market leases	(264)	(325)
Unrealized (gains)/losses from mark-to-market adjustments	(20,158)	(94,563)
Unrealized (gains)/losses from mark-to-market adjustments, unconsolidated ventures	625	2,765
Adjusted Funds from Operations	$(33,887)	$22,614

FFO per share of common stock	$(0.23)	$1.52
AFFO per share of common stock	$(0.41)	$0.31

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations; (ii) Adjusted Funds From Operations; (iii) Return on Average Common Book Equity; and (iv) Return on Average Common Book Equity by business line. The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. AFFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue;

•                  the amortization or accrual of various deferred costs including intangible assets and equity-based compensation; and

•                  an adjustment to reverse the effects of non-cash unrealized gains/(losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

Return on Average Common Book Equity

NorthStar calculates return on average common book equity (“ROE”) on a consolidated basis and for each of NorthStar’s major business lines.  NorthStar believes that ROE provides investors and management with a good indication of the performance of the Company and its business lines because it provides the best approximation of cash returns on common equity invested.  Management also uses ROE, among other factors, to evaluate profitability and efficiency of equity capital employed, and as a guide in determining where to allocate capital within its business.  ROEs may fluctuate from quarter to quarter based upon a variety of factors, including the timing and amount of investment fundings, repayments and asset sales, capital raised and leverage used, and the yield on investments funded.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Return on Average Common Book Equity (including and excluding G&A)

($ in thousands)

	Three Months
	Ended
	March 31, 2010		Annualized (2)
Adjusted Funds from Operations (AFFO)	$(33,887)		$(135,548)	(A)
Plus: General & administrative expenses	23,484
Less: Equity-based compensation included in G&A	5,058
Less: Bad debt expense included in G&A	323

AFFO, excluding G&A	(15,784)		(63,136)	(B)

Average Common Book Equity & Operating Partnership Non-Controlling Interest (1)	$1,191,879	(C)

Return on Average Common Book Equity (including G&A)	Neg	(A)/(C)
Return on Average Common Book Equity (excluding G&A)	Neg	(B)/(C)

(1)

Average Common Book Equity & Operating Partnership Non-Controlling Interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

(2)	Annualized numbers are calculated by taking the current quarter amounts and multiplying by 4.

Return on Average Common Book Equity by Business Segment (Pre-G&A)

Including and Excluding Mark-to-Market Adjustments, Credit Loss Reserves, and Accumulated Depreciation and Amortization

($ in thousands)

	Lending	Securities	Healthcare Net Lease	Core Net Lease	Corporate / Other (1)	Total
AFFO, Pre-G&A	$(31,296)	$15,460	$1,633	$834	$(2,415)	$(15,784)
Annualized (A)	(125,184)	61,840	6,532	3,336	(9,660)	(63,136)
Average common book equity and operating partnership non-controlling interest (B) (2)	$762,328	$194,049	$30,119	$43,064	$162,319	$1,191,879
Allocated cumulative mark-to-market adjustments for assets, liabilities and interest rate swaps	(434,831)	(111,731)	(38,295)	(41,263)	(16,979)	(643,099)
Accumulated depreciation and amortization	—	—	60,271	63,568	—	123,839
Average common book equity and operating partnership non-controlling interest excluding mark-to-market adjustments, credit loss reserves and accumulated depreciation and amortization (C) (2)	$327,497	$82,318	$52,095	$65,369	$145,340	$672,619

ROE, Net (A/B)	Neg	31.9%	21.7%	7.7%	Neg	Neg
ROE, Gross (A/C)	Neg	75.1%	12.5%	5.1%	Neg	Neg

(1)	Corporate / other average common book equity and operating partnership non-controlling interest includes $117 million of unrestricted cash.
(2)

Average common book equity & operating partnership non-controlling interest computed using beginning and ending of period balances. ROE will be impacted by the timing of new investment closings and repayments during the quarter.

Management Fees From NorthStar CDO Financings at March 31, 2010

($ in thousands)

					Annualized
	Fee - Based	Annual Management Fee %			Management Fee
	Assets	Senior	Subordinate	Total	Revenue
N-Star I (1)	$274,978	0.15%	0.20%	0.35%	$962
N-Star II (1)	292,615	0.15%	0.20%	0.35%	1,024
N-Star III (1)	435,774	0.15%	0.20%	0.35%	1,525
N-Star IV	426,484	0.15%	0.20%	0.35%	1,493
N-Star V (1)	598,619	0.15%	0.20%	0.35%	2,095
N-Star VI	463,801	0.15%	0.25%	0.40%	1,855
N-Star VII	689,236	0.15%	0.20%	0.35%	2,412
N-Star VIII	927,362	0.15%	0.25%	0.40%	3,709
N-Star IX (2)	787,513	0.15%	0.25%	0.40%	3,150

Total	$4,896,382				$18,225

(1) As of January 1, 2010  the CDOs are consolidated and NorthStar has elected the fair value option for the available for sale securities and bonds payable.

(2) N-Star IX is owned by the NorthStar Real Estate Securities Opportunity Fund.  NorthStar directly receives 31% of the management fees related to N-Star IX.

NorthStar CDO Financings Cash Distributions and Coverage Test Summary

($ in thousands)

			Quarterly
		Cash Distributions (1)	Interest Coverage	Overcollateralization
	Primary	Quarter Ended	Cushion (2)	Cushion
	Collateral	March 31,	March 31,	March 31,	At
	Type	2010	2010	2010	Offering

N-Star I (3)	CMBS	$429	$350	$8,812	$8,687
N-Star II	CMBS	177	137	4,671	10,944
N-Star III	CMBS	1,688	1,904	52,579	13,610
N-Star IV	Loans	2,228	2,131	47,973	19,808
N-Star V	CMBS	1,269	1,432	54,589	12,940
N-Star VI	Loans	1,125	3,510	34,951	17,412
N-Star VII	CMBS	2,501	2,192	80,206	13,966
N-Star VIII	Loans	3,912	5,055	71,032	42,193
N-Star IX (4)	CMBS	1,468	1,501	55,481	24,516

Table shows cash distributions to the retained income notes. Interest coverage and overcollateralization coverage to the most constrained class.

(1) Cash distributions are exclusive of senior management fees which are not subject to the coverage tests.

(2) Quarterly interest cushion and overcollateralization cushion from remittance report issued on date nearest to March 31, 2010.

(3) N-Star I equity cash flow represent NorthStar’s 83% ownership percentage. Q1’10 quarter cash distribution excludes a $914k fee received related to a tender offer.

(4) NorthStar indirectly owns approximately 31% of N-Star IX income notes through its interest in the Securities Fund.

CMBS Vintages Under Management

($ in thousands)

	$	%	Cumulative
1996	$257	0.0%	0.0%
1997	40,961	1.9%	1.9%
1998	86,085	4.1%	6.0%
1999	30,456	1.5%	7.5%
2000	124,862	5.9%	13.4%
2001	91,116	4.3%	17.7%
2002	67,751	3.2%	20.9%
2003	128,690	6.1%	27.0%
2004	282,679	13.3%	40.3%
2005	390,959	18.3%	58.6%
2006	451,147	21.3%	79.9%
2007	264,843	12.5%	92.4%
2008	90,540	4.3%	96.7%
2009	69,076	3.3%	100.0%
Total	$2,119,422	100.0%

Securities Fund	670,560

Total CMBS	$2,789,982

Credit Ratings Distribution of Securities Under Management

($ in thousands)

	$	%
AAA	$92,569	3.6%
AA	58,608	2.3%
A	229,217	8.9%
BBB	782,584	30.2%
BB	643,110	24.9%
B	396,167	15.3%
CCC	231,378	8.9%
CC	81,442	3.1%
C	68,458	2.6%
Below C	6,153	0.2%
Total	$2,589,686	100.0%

Securities Fund	917,787

Total Securities	$3,507,473

Assets Under Management at March 31, 2010

($ in thousands)

	$	%
Investment grade securities	$1,342,397	19.9%
First mortgage (1)	1,339,860	19.8%
Investment grade net lease (2)	161,845	2.4%
Non-investment grade securities	2,165,075	32.1%
Mezzanine and other subordinate loans (3)	763,791	11.3%
Non-investment grade net lease (2)	979,299	14.5%
Total	$6,752,267	100.0%

(1) Includes $236 million of junior participations in first mortgages.

(2) Net lease amounts prior to accumulated depreciation and impact of purchase price allocations.

(3) Includes $83 million of equity investments primarily related to real estate and corporate loans.

First Quarter Funded Securities Investment Statistics

($ in thousands)

Amount Invested (1)

CMBS	$81,214
REIT Debt	6,144

Total Securities	$87,358

(1) Par amount was $120 million.

Book Value Rollforward

($ in thousands, except per share data)

	$	Per Share
Common book value at December 31, 2009 (diluted)	$1,117,402	$13.59

Adjustment to retained earnings, other comprehensive income, and non-controlling interest related to consolidation of previously off-balance sheet CDO financings	180,355	2.20

Net income to common shareholders and non-controlling interest, excluding non-cash mark-to-market items included in net income	(46,829)	(0.57)

Mark-to-market adjustments included in net income:
Securities fund	(625)	(0.01)
CDO notes	(41,838)	(0.51)
Trust preferred debt	(23,811)	(0.29)
Securities and investments held at market value	98,960	1.20
Swaps and other hedges	(13,153)	(0.16)

Mark-to-market adjustments in other comprehensive income and non-controlling interest:
Effective hedges	858	0.01
Available-for-sale securities	(44)	0.00

Common dividends	(8,221)	(0.10)

Accretion/(dilution) from additional shares issued during quarter (1)	3,304	0.04
Total net increases/(decreases)	148,956	1.81

Common book value at March 31, 2010 (diluted) (2)	$1,266,358	$15.40

(1) Primarily relates to amortization of LTIP shares and issuance of common shares from DRIP and DSPP. Per share dilution as a result of common shares issued.

(2) Cumulative net mark-to-market adjustments total a positive $844.6 million ($10.27 per diluted share), credit loss reserves total a negative $108.7 million ($1.32 per diluted share) and accumulated real estate depreciation and amortization total a negative $128.9 million ($1.57 per diluted share) as of March 31, 2010. Excluding all mark-to-market adjustments, credit loss reserves, and accumulated depreciation and amortization would result in a $8.02 diluted book value per common share at March 31, 2010.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

				Years				Acquisition
Date			Square	Net	Acquisition		Existing	Cost less
Acquired	Tenant or Guarantor of Tenant	Location/MSA	Feet	Lease (1)	Cost (2)		Debt	Debt

Oct-2004	ALGM Portfolio - Various (3)	Three properties in New York, NY	35,965	1.2-7.3	$10,355	(4)	$0	$10,355
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	7.7	33,826		23,469	10,357
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	10.6	34,303		30,375	3,928
Jun-2007	Landis Logistics (5)	Reading, PA	609,000	6.8	28,473		18,841	9,632
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	15.8	34,519		28,050	6,469
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	6.9	30,144		21,988	8,156
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	5.8-14.4	64,503		48,323	16,180
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	5.5	62,718		46,783	15,935
Dec-2005	Cincom Systems, Inc. (6)	Springdale, OH/Cincinnati	486,963	1.8-11.8	69,341		52,563	16,778
Aug-2005	GSA - U.S. Department of Agriculture	Salt Lake City, UT	117,553	2.1	22,424		15,368	7,056
Jul-2006	Northrop Grumman Space & Mission Systems Corp. (7)	Aurora, CO/Denver	183,529	5.3	43,625		33,902	9,723
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	5.2-7.3	21,955		17,058	4,897
Feb-2006	Quantum Corporation (8)	Colorado Springs, CO	406,207	0.9-10.9	27,635		18,112	9,523
Jan-2005	Vacant (9)	Chatsworth, CA/ Los Angeles, CA

Total NRFC NNN Holdings, LLC Portfolio			3,691,993	7.4	$483,821		$354,832	$128,989

(1) Remaining lease terms as of March 31, 2010.  Total represents weighted average based on acquisition cost.

(2) Acquisition cost does not include purchase price allocations.

(3) The three ALGM portfolio properties, and six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(4) The three ALGM properties were owned by NorthStar’s predecessor prior to NorthStar’s initial public offering.  The value in acquisition cost column reflects the undepreciated book value when the properties were transferred to a subsidiary of NRFC NNN Holdings, LLC at the time of  NorthStar’s initial public offering (10/29/04).

(5) Landis Logistics commenced a seven year lease on January 5, 2010 for 105,000 square feet.

(6) As of March 15 , 2010, General Electric Co. vacated  approximately 312,409 square feet of space.

(7) The Northrop Grumman Space & Mission Systems Corp. property is financed with a $32.9 first mortgage with a third party and a $1.0 million mezzanine loan held by a consolidated NorthStar  entity.

(8) Dollar amounts shown are 50% of total values, representing NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

(9) The special servicer of the first mortgage loan began foreclosure proceedings in September 2009. The property is no longer considered held in NorthStar’s NNN portfolio.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended March 31, 2010				Primary Tenant
				NOI Less			Actual
				Debt			Credit
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	Service	Market Cap (1)		Rating
					mixed tenants
ALGM Portfolio - Various	$535	$276	—	$276
Alliance Data Systems Corp.	582	568	(455)	113	$3,340		not rated
Citigroup, Inc.	525	511	(500)	11	115,912		A/A3
Landis Logistics (2)	0	(250)	(333)	(583)	N/A	(3)	not rated
Covance, Inc.	608	594	(518)	76	3,935		not rated (4)
Credence Systems Corp.	665	653	(447)	206	441		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,285	1,229	(974)	255	2,998		not rated (5)
Electronic Data Systems Corp.	1,371	1,358	(825)	533	13,900		not rated (6)
Cincom Systems, Inc. (7)	876	593	(845)	(252)	N/A	(3)	not rated
GSA - U.S. Department of Agriculture	579	440	(303)	137	N/A		implied AAA
Northrop Grumman Space & Mission Systems Corp.	814	814	(701)	113	20,121		BBB+/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	437	437	(304)	133	362	(8)	B/B2 (9)
Quantum Corporation (50%)	618	603	(322)	281	563		B-/B3
Vacant	0	(186)	0	(186)	N/A		N/A

Total	$8,895	$7,640	(6,527)	$1,113

(1) Based on information from FactSet at close of market on March 31, 2010.

(2) Landis Logistics lease includes first four months full rent abatement and four additional months of half rent abatement in the first year of the lease.

(3) Privately-held company, market capitalization information is not publicly disclosed.

(4) Covance has a $1.4 billion net worth and no long-term debt according to its December 31,2009 financial statements.

(5) PetSmart, Inc. is rated BB by S&P.

(6) In August 2008, Hewlett-Packard Co. purchased Electronic Data Systems for $13.9 billion. During the first quarter of 2010, ratings for EDS were withdrawn by the rating agency’s.

(7) As of March 15 , 2010, General Electric Co. vacated  approximately 312,409 square feet of space. GE’s quarterly base rent had been $771 thousand.

(8) In December 2005, Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) purchased Party City for $362 million.

(9) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty’s expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty’s SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements will be specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772